Exhibit 99.1

Immunome Reports Fourth Quarter and Full Year 2022 Financial Results

EXTON, Pa. – March 16, 2023 - Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics to improve patient care, today reported financial results for the fourth quarter ended December 31, 2022 and provided a corporate update.

“Looking back on the past year, the transformative strategic collaboration with AbbVie highlighted the disruptive nature of our discovery platform in finding novel antibody-target pairs based on human memory B-cell response ,” stated Purnanand Sarma, Ph.D., President and CEO of Immunome. “We look forward to continuing to execute on our momentum throughout the upcoming year as we advance our pipeline, including an IND submission for our lead oncology program, IMM-ONC-01 (anti-IL-38 antibody), and working closely with Abbvie on our collaboration to ultimately make a difference in cancer patients’ lives.”

Highlights

•	AbbVie and Immunome Announced Strategic Collaboration to Discover Multiple Novel Oncology Targets. In January 2023, Immunome entered into a strategic collaboration and option agreement with AbbVie for the discovery of up to 10 novel antibody-target pairs arising from three specified tumor types derived from Immunome’s Discovery Engine. Key financial terms of the collaboration and option agreement include:

•	$30 million upfront
•	$70 million in platform milestones
•	Low single digit millions options payments per target
•	$120 million per target in development and first commercial sale milestone
•	$150 million per target in sales based milestones
•	Tiered royalties on global sales

•	Preclinical Data on Novel Anti-EPN1 Antibody IMM20059 at the Society for Immunotherapy of Cancer’s 37th Annual Meeting. In November 2022, Immunome presented a poster presentation of IMM20059, Immunome’s novel anti-EPN1 antibody, at the SITC Annual Meeting. IMM20059 in combination with anti-PD-L1 atezolizumab demonstrated significant tumor regression compared to IMM20059 or atezolizumab treatment alone, suggesting a potential combinatorial effect, or a greater than 50% reduction in tumor volume (p<0.05), between the two anti-tumoral pathways.

•	Immunome published a paper highlighting the importance of tumor and lymph node-derived B cells for the discovery of antibodies directed at potentially novel targets.
•	IMM-BCP-01 Update (COVID-19 Antibody Cocktail): Immunome has decided to seek a partner in order to continue the trial and for any further development activities. Immunome has successfully completed dosing of the first cohort of patients in a Phase 1b with no significant treatment-related adverse events.

Financial Highlights

•	Cash and cash equivalents: As of December 31, 2022 cash and cash equivalents totaled $20.3 million.
•	Research and development (R&D) expenses: R&D expenses for the three months ended December 31, 2022, were $4.3 million. R&D expenses for the year ended December 31, 2022 were $23.3 million.
•	General and administrative (G&A) expenses: G&A expenses for the three months ended December 31, 2022, were $3.5 million. G&A expenses for the year ended December 31, 2022 were $13.6M.
•	Net loss: Net loss attributable to common stockholders was $7.8 million, or $0.64 per share, for the three months ended December 31, 2022. Net loss attributable to common stockholders was $36.9 million, or $3.09 per share, for the year ended December 31, 2022.
•	As of December 31, 2022, Immunome has 12,128,843 shares of common stock outstanding.

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop antibody therapeutics to improve patient care. The company’s focus is on discovering and developing therapeutics in oncology internally and in collaboration with our partners. For more information, please visit www.immunome.com or follow us on Twitter and LinkedIn.

About Immunome’s Discovery Engine

Immunome’s proprietary Discovery Engine identifies novel therapeutic antibodies and their targets through an unbiased interrogation of human memory B cells, highly educated components of the immune system, isolated from patients. Memory B cells are key elements in the human immune system response to disease as they produce specific, high-affinity antibodies that bind to cancer antigens or pathogens. Immunome’s Discovery Engine incorporates high-throughput screening to enable efficient, unbiased, broad, and deep functional evaluation of patient memory B cell repertoires to identify antibodies directed at novel targets. The functional data we generate differentiates our approach from those that use deep sequencing of B cells to identify dominant clones that are common within and across patients and assumes genomic dominance is a hallmark of therapeutic utility.

For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release contains “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended.  These forward-looking statements include, without limitation, express or implied statements that are not historical fact regarding matters such as: Immunome’s and its collaborators’ ability to achieve anticipated discovery, development and commercial milestones; the timing and results of preclinical studies and clinical trials; regulatory submissions and actions; translation of preclinical data into clinical safety and efficacy; and therapeutic potential and benefits of, and possible need and demand for, Immunome’s programs and development candidates.  Forward-looking statements may be identified by the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “suggest,” “can,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar words, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Immunome’s current expectations and involve risks and uncertainties; consequently, actual results may differ materially from those expressed or implied in the statements due to a number of factors, including, but not limited to Immunome’s ability to execute on its strategy, R&D efforts and collaborations with third parties, Immunome’s ability to fund operations and raise capital; Immunome’s reliance on vendors; the competitive landscape and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 16, 2023, and elsewhere in Immunome’s other filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law. In this press release, we may discuss our current and potential future product candidates that have not yet completed clinical trials or been approved for marketing by the U.S. Food and Drug Administration or other governmental authority, including expectations about their therapeutic potential and benefits thereof. No representation is made as to the safety or effectiveness of these current or potential future product candidates for the use for which such product candidates are being studied.

IMMUNOME, INC.

Condensed Balance Sheets

(In thousands, except share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$20,323	$49,229
Prepaid expenses and other current assets	2,326	7,409
Total current assets	22,649	56,638
Property and equipment, net	681	855
Operating right-of-use asset, net	284	-
Restricted cash	100	100
Deferred offering costs	332	332
Total assets	$24,046	$57,925
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$2,400	$3,077
Accrued expenses and other current liabilities	4,931	6,651
Total current liabilities	7,331	9,728
Other long-term liabilities	62	12
Total liabilities	7,393	9,740
Commitments and contingencies (Note 8)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares authorized; no shares issued or outstanding at December 31, 2022 and December 31, 2021	—	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 12,128,843 shares issued and outstanding at December 31, 2022 and 12,110,373 shares issued and outstanding at December 31, 2021	1	1
Additional paid-in capital	132,653	127,289
Accumulated deficit	(116,001)	(79,105)
Total stockholders’ equity	16,653	48,185
Total liabilities and stockholders’ equity	$24,046	$57,925

IMMUNOME, INC.

Condensed Statements of Operations

(In thousands, except share and per share data)

	Year ended December 31,
	2022	2021
Operating expenses:
Research and development	$23,272	$14,110
General and administrative	13,629	11,094
Total operating expenses	36,901	25,204
Loss from operations	(36,901)	(25,204)
Other income (expense):
Other income	—	503
Interest income (expense), net	5	(10)
Total other income	5	493
Net loss	$(36,896)	$(24,711)
Deemed dividend arising from warrant modification	(622)	—
Net loss attributable to common stockholders	$(37,518)	$(24,711)
Per share information:
Net loss per common share, basic and diluted	$(3.09)	$(2.14)
Weighted-average common shares outstanding, basic and diluted	12,126,573	11,538,668

Immunome Contact
Corleen Roche
Chief Financial Officer
Immunome, Inc.
investors@immunome.com

Investor Contact
Laurence Watts
Managing Director
Gilmartin, LLC
laurence@gilmartinir.com

Media Contact
Gwen Schanker
Account Supervisor
LifeSci Communications
gschanker@lifescicomms.com